UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

United Parks & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRKS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2024, United Parks & Resorts Inc. (the “Company”) and Hill Path Capital LP (“Hill Path”) entered into the First Amendment (the “Amendment”) to the Stockholders Agreement, dated as of May 27, 2019 (as amended from time to time, the “Stockholders Agreement”), by and between the Company and Hill Path. The Amendment provides, among other things, that (A) any future amendment to or waiver by the Company of the Amendment will require approval of a majority of the directors of the Company’s Board of Directors who are not Hill Path affiliates and are disinterested from Hill Path (“Special Committee Approval”); (B) (i) any future acquisition of all or substantially all of the Company’s common stock not owned by Hill Path or its affiliates, whether by merger, consolidation, tender offer or otherwise or (ii) any material related party transaction with Hill Path or its affiliates will first require Special Committee Approval and approval by a majority of the Company’s voting shares not owned or controlled by Hill Path (“Disinterested Stockholder Approval”); and (C) for most matters put to a stockholder vote (including director elections, acquisition transactions and other routine matters) where the Stockholders Agreement currently provides that Hill Path may vote such shares either (x) affirmatively in accordance with the recommendation of the Board of Directors (or, in the case of director elections, in favor of each person nominated by the Board of Directors or the Nominating and Corporate Governance Committee) or (y) in the same proportion as the shares not owned or controlled by Hill Path, Hill Path may only vote such shares in the same proportion as the votes of the Company’s outstanding voting shares not owned or controlled by Hill Path.

The Board has entered into the Amendment in connection with the announced Share Repurchase Program. The Amendment provides that its terms will only become effective if Disinterested Stockholder Approval is obtained for both the Amendment and the Share Repurchase Program and any shares are purchased under such program. If the Amendment or the Share Repurchase Program proposal is not approved by the Company’s stockholders, the Amendment, in accordance with its terms, will automatically terminate and have no effect.

The Amendment will cease to have effect at any time if both the aggregate beneficial ownership and the aggregate economic ownership of the Hill Path Affiliates fall below their current levels. The Amendment will again become effective at any time thereafter if either the aggregate beneficial ownership or the aggregate economic ownership of the Hill Path Affiliates again equals or exceeds their current levels.

The information provided in this Item 1.01 is qualified in its entirety by reference to the terms of the Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2024, the Company issued a press release announcing the results of the Company’s operations for the quarter and fiscal year ended December 31, 2023. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 2.02.

The information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure

On February 28, 2024, the Company posted new written investor presentation materials on its investor relations website at http://www.unitedparksinvestors.com/events-and-presentations/default.aspx. The Company intends to use such materials from time to time in meetings with the investment community and for general marketing purposes.

The information set forth under this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Stockholders Agreement, dated as of February 27, 2024, by and between Hill Path Capital LP and United Parks & Resorts Inc.
99.1	Press release of United Parks & Resorts Inc., dated February 28, 2024, announcing results for the quarter and fiscal year ended December 31, 2023.
104	Cover page interactive data filed (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARKS & RESORTS INC.

Date: February 28, 2024	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary